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                          [MOSS ADAMS LLP LETTERHEAD]

                                                                   Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  We consent to the inclusion in, and incorporation by reference in, the annual report on Form 10-KSB of Northwest Bancorporation, Inc. of our report dated January 19, 2001 on our audit of the financial statements and financial statement schedules of Northwest Bancorporation, Inc. as of and for the years ended December 31, 2000 and 1999. We also consent to the reference to our firm in such annual report.

                                          /s/ Moss Adams LLP

Spokane, Washington
March 30, 2001